Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-53992, 333-87110, 333-102483, 333-107332 and 333-109172) and Form S-8 (333-91414, 333-66256, 333-43252, 333-79447, 333-69919, 333-32297, 333-12913, 033-92436, 033-92470, 033-85366, 033-66186, 033-54674 and 333-106375) of Ligand Pharmaceuticals Incorporated and subsidiaries of our reports dated November 11, 2005, relating to the consolidated financial statements and consolidated financial statement schedules and the effectiveness of Ligand Pharmaceuticals Incorporated and subsidiaries’ internal control over financial reporting which appear in this Form 10-K. Our report on the effectiveness of internal control over financial reporting expressed that Ligand Pharmaceuticals Incorporated and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2004.
/s/ BDO Seidman, LLP
Costa Mesa, California
November 17, 2005